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                                                                   EXHIBIT 10.12

greyrock
   capital
  A Bank of America Company

                          Loan and Security Agreement

Borrower:  Inventa Corporation
Address:   255 Shoreline Drive, 2nd Floor
           Redwood Shores, California 94065

Date:      November 17, 1999

This Loan and Security Agreement is entered into on the above date between GREYROCK CAPITAL, a Division of Banc of America Commercial Finance Corporation (Greyrock), whose address is 10880 Wilshire Blvd. Suite 1850, Los Angeles, CA 90024 and the borrower named above (Borrower), whose chief executive office is located at the above address (Borrower's Address). The Schedule to this Agreement (the Schedule) being signed concurrently is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1.  LOANS.

  1.1 Loans. Greyrock will make loans to Borrower (the Loans), in amounts determined by Greyrock in its * , up to the amounts (the Credit Limit) shown on the Schedule, provided no Default or Event of Default has occurred and is continuing. If at any time or for any reason the total of all outstanding Loans and all other Obligations exceeds the Credit Limit, Borrower shall immediately pay the amount of the excess to Greyrock, without notice or demand.

  *good faith business judgment

  1.2 Interest. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement or in another written agreement signed by Greyrock and Borrower. Interest shall be payable monthly, on the last day of the month. Interest may, in Greyrock's discretion, be charged to Borrower's loan account, and the same shall thereafter bear interest at the same rate as the other Loans.

  1.3 Fees. Borrower shall pay Greyrock the fee(s) shown on the Schedule, which are in addition to all interest and other sums payable to Greyrock and are not refundable.

2.  SECURITY INTEREST.

  2.1 Security Interest. To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to Greyrock a security interest in all of Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located (collectively, the Collateral): All Receivables, Inventory, Equipment, Investment Property and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, all money, all collateral in which Greyrock is granted a security interest pursuant to any other present or future agreement, all property now or at any time in the future in Greyrock's possession, and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products of the foregoing, and all books and records related to any of the foregoing.

3.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

  In order to induce Greyrock to enter into this Agreement and to make Loans, Borrower represents and warrants to Greyrock as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants:

  3.1 Corporate Existence and Authority. Borrower, if a corporation, is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on Borrower.
The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized,
(ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), (iii) do not violate Borrower's articles or certificate of incorporation, or Borrower's by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (iv) do not constitute grounds for acceleration of any material

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     Greyrock Capital                            Loan and Security Agreement
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indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property.

  3.2 Name; Trade Names and Styles. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give Greyrock 30 days' prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

  3.3 Place of Business; Location of Collateral. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule. Borrower will give Greyrock at least 30 days prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower's Address or one of the locations set forth on the Schedule.

  3.4 Title to Collateral; Permitted Liens. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased by Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Greyrock now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Greyrock and the Collateral against all claims of others. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Borrower shall, whenever requested by Greyrock, use its best efforts to cause such third party to execute and deliver to Greyrock, in form acceptable to Greyrock, such waivers and subordinations as Greyrock shall specify, so as to ensure that Greyrock's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Borrower will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

  3.5 Maintenance of Collateral. Borrower will maintain the Collateral in good working condition, ordinary wear and tear excepted, and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Greyrock in writing of any material loss or damage to the Collateral.

  3.6 Books and Records. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with generally accepted accounting principles.

  3.7 Financial Condition, Statements and Reports. All financial statements now or in the future delivered to Greyrock have been, and will be, prepared in conformity with generally accepted accounting principles * and now and in the future will fairly reflect the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Greyrock and the date hereof, there has been no material adverse change in the financial condition or business of Borrower. Borrower is now and will continue to be solvent.

  *(except for the absence of footnotes and subject to normal year-end adjustments with respect to unaudited financial statements)

  3.8 Tax Returns and Payments; Pension Contributions. Borrower has timely filed, and will timely file, all tax returns and reports required by applicable law, and Borrower has timely paid, and will timely pay, all applicable taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Greyrock in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of Borrower, including any liability to the Pension Benefit Guarantee Corporation or any other governmental agency. Borrower shall, at all times, maintain a separate payroll account which shall be used exclusively for payment of payroll and payroll taxes and other items related directly to payroll.

  3.9 Compliance with Law. * Borrower has complied, and will comply, in all material respects, with all provisions of all applicable laws and regulations, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and all environmental matters.

  *Unless noncompliance would not materially adversely affect (i) Borrower's financial condition as reflected in its financial

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statements previously delivered to Greyrock, (ii) Borrower's operations, or
(iii) Borrower's business,

  3.10 Litigation. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which may result, either separately or in the aggregate, in any material adverse change in the financial condition or business of Borrower, or in any material impairment in the ability of Borrower to carry on its business in substantially the same manner as it is now being conducted. Borrower will promptly inform Greyrock in writing of any claim, proceeding, litigation or investigation in the future
threatened or instituted by or against Borrower *   any single claim of $50,000
or more, or involving $100,000 or more in the aggregate.

  * which can reasonably be expected to result in liability with respect to

  3.11 Use of Proceeds. All proceeds of all Loans shall be used solely for lawful business purposes.

  3.12 Year 2000 Compliance. The Borrower has (i) initiated a review and assessment of all areas within its and each of its subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. The Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have material adverse effect. The Borrower will promptly notify Greyrock in the event the Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its subsidiaries' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect.

4.  RECEIVABLES.

  4.1 Representations Relating to Receivables. Borrower represents and warrants to Greyrock as follows: Each Receivable with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made, represent an undisputed, bona fide, existing, unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services, in the ordinary course of Borrower's business.

  4.2 Representations Relating to Documents and Legal Compliance. Borrower represents and warrants to Greyrock as follows: All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Receivables are and shall be true and correct and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all respects what they purport to be, and all signatories and endorsers have the capacity to contract. All sales and other transactions underlying or giving rise to each Receivable shall comply with all applicable laws and governmental rules and regulations. All signatures and endorsements on all documents, instruments, and agreements relating to all Receivables are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

  4.3 Schedules and Documents relating to Receivables. Borrower shall deliver to Greyrock transaction reports and loan requests, schedules and assignments of all Receivables, and schedules of collections, all on Greyrock's standard forms; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Greyrock's security interest and other rights in all of Borrower's Receivables, nor shall Greyrock's failure to advance or lend against a specific Receivable affect or limit Greyrock's security interest and other rights therein. Together with each such schedule and assignment, or later if requested by Greyrock, Borrower shall furnish Greyrock with copies (or, at Greyrock's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Receivables, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Greyrock an aged accounts receivable trial balance in such form and at such intervals as Greyrock shall request. In addition, Borrower shall deliver to Greyrock the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Receivables, immediately upon receipt thereof and in the same form as received, with all necessary endorsements.

  4.4 Collection of Receivables. Borrower shall have the right to collect all Receivables, unless and until a Default or an Event of Default has occurred. Borrower shall hold all payments on, and proceeds of, Receivables in trust for Greyrock, and Borrower shall deliver all such payments and proceeds to Greyrock, within one business day after receipt of the same, in their original form, duly endorsed, to be applied to the Obligations in such order as Greyrock shall determine.

  4.5 Disputes. Borrower shall notify Greyrock promptly of all disputes or claims relating to Receivables on the regular reports to Greyrock. Borrower shall not forgive, or settle any Receivable for less than payment in

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     Greyrock Capital                            Loan and Security Agreement
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full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to Greyrock on the regular reports provided to Greyrock; (ii) no Default or Event of Default has occurred and is continuing; and (iii) taking into account all such settlements and forgiveness, the total outstanding Loans and other Obligations will not exceed the Credit Limit.

  4.6 Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower in the ordinary course of its business, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount (sending a copy to Greyrock). In the event any attempted return occurs after the occurrence of any Event of Default, Borrower shall (i) not accept any return without Greyrock's prior written consent, (ii) hold the returned Inventory in trust for Greyrock, (iii) segregate all returned Inventory from all of Borrower's other property, (iv) immediately notify Greyrock of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on Greyrock's request deliver such returned Inventory to Greyrock.

  4.7 Verification. Greyrock may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Receivables, by means of mail, telephone or otherwise, either in the name of Borrower or Greyrock or such other name as Greyrock may choose, and Greyrock or its designee may, at any time, notify Account Debtors that it has a security interest in the Receivables.

  4.8 No Liability. Greyrock shall not under any circumstances be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to a Receivable, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Receivable, or for settling any Receivable in good faith for less than the full amount thereof, nor shall Greyrock be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to a Receivable. Nothing herein shall, however, relieve Greyrock from liability for its own gross negligence or willful misconduct.

5.  ADDITIONAL DUTIES OF THE BORROWER.

  5.1 Insurance. Borrower shall, at all times, insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Greyrock, in such form and amounts as Greyrock may reasonably require, and Borrower shall provide evidence of such insurance to Greyrock, so that Greyrock is satisfied that such insurance is, at all times, in full force and effect. * Upon receipt of the proceeds of any such insurance, Greyrock shall apply such proceeds in reduction of the Obligations as Greyrock shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, Greyrock shall release to Borrower insurance proceeds with respect to Equipment totaling less than $100,000, which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. Greyrock may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, Greyrock may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to Greyrock copies of all reports made to insurance companies.

  * All liability insurance policies of Borrower shall name Greyrock as an additional insured, and all property casualty and related insurance policies of Borrower shall name Greyrock as a loss payee thereon and Borrower shall cause a lenders loss payee endorsement in form reasonably acceptable to Greyrock to be delivered to Greyrock.

  5.2 Reports. Borrower, at its expense, shall provide Greyrock with the written reports set forth in the Schedule, and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as Greyrock shall from time to time reasonably specify.

  5.3 Access to Collateral, Books and Records. At reasonable times, and on one business day's notice, Greyrock, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records. Greyrock shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Greyrock shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The foregoing inspections and audits shall be at Borrower's expense and the charge therefor shall be $600 per person per day (or such higher amount as shall represent Greyrock's then current standard charge for the same), plus reasonable out-of-pockets expenses. Borrower shall not be charged more than $3,000 per audit (plus reasonable out-of-pockets expenses), nor shall audits be done more frequently than four times per calendar year, provided that the foregoing limits shall not apply after the occurrence of a Default or Event of Default, nor shall they restrict Greyrock's right to conduct audits at its own expense (whether or not a Default or Event of Default has occurred). * Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower's books or records at any location other than Borrower's Address, without first obtaining Greyrock's written consent, which may be conditioned upon such accounting firm, service bureau or other third party

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     Greyrock Capital                            Loan and Security Agreement
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agreeing to give Greyrock the same rights with respect to access to books and records and related rights as Greyrock has under this Agreement.

  * With the exception of books and records more than three years old,

  5.4 Remittance of Proceeds. All proceeds arising from the sale or other disposition of any Collateral shall be delivered, in kind, by Borrower to Greyrock in the original form in which received by Borrower not later than the following business day after receipt by Borrower, to be applied to the Obligations in such order as Greyrock shall determine; provided that, if no Default or Event of Default has occurred and is continuing, and if no term loan is outstanding hereunder, then Borrower shall not be obligated to remit to Greyrock the proceeds of the sale of Equipment which is sold in the ordinary course of business, in a good-faith arm's length transaction. Except for the proceeds of the sale of Equipment as set forth above, Borrower shall not commingle proceeds of Collateral with any of Borrower's other funds or property, and shall hold such proceeds separate and apart from such other funds and property and in an express trust for Greyrock. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

  5.5 Negative Covenants. Except as may be permitted in the Schedule*, Borrower shall not, without Greyrock's prior written consent, do any of the following: (i) merge or consolidate with another corporation or entity**; (ii) acquire any assets, except in the ordinary course of business ***; (iii) enter into any other transaction outside the ordinary course of business ++++; (iv) sell or transfer any Collateral, except that, provided no Default or Event of Default has occurred and is continuing, Borrower may (a) sell finished Inventory in the ordinary course of Borrower's business, and (b) sell Equipment in the ordinary course of business, in good-faith arm's length transactions; (v) store any Inventory or other Collateral with any warehouseman or other third party;
(vi) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis; (vii) make any loans of any money or other assets****;
(viii) incur any debts, outside the ordinary course of business, which would have a material, adverse effect on Borrower or on the prospect of repayment of the Obligations; (ix) guarantee or otherwise become liable with respect to the obligations of another party or entity +; (x) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower);
(xi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock ++; (xii) make any change in Borrower's capital structure which would have a material adverse effect on Borrower or on the prospect of repayment of the Obligations; or (xiii) dissolve or elect to dissolve; or (xiv) agree to do any of the foregoing. +++

  *or as set forth in the Schedule

  **, except in a transaction in which (A) the shareholders of Borrower hold at least 50% of the common stock and all other capital stock of the surviving corporation immediately after such merger or consolidation, (B) Borrower is the surviving corporation and (C) no Default or Event of Default shall exist either immediately prior to or after giving effect to the transaction;

  *** or except in a transaction or a series of transactions not involving the payment of an aggregate amount in excess of $300,000, provided that no Default or event of Default shall exist either immediately prior to or after giving effect to the transaction;

  **** except (A) advances to customers or suppliers, in each case, if created, acquired or made in the ordinary course of business, (B) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, (C) loans to employees, officers and directors for the purpose of purchasing equity securities of Borrower, (D) other loans to officers and employees approved by the Board of Directors of Borrower, and (E) other loans and extensions of credit not otherwise permitted hereunder, provided that the aggregate amount of all of the foregoing items (A) through (E) shall not exceed $300,000 at any one time outstanding, and provided, further, that no Default or event of Default shall exist either immediately prior to or after giving effect to the making of any of the foregoing advances, loans or other extensions of credit;

  +(except by endorsements of instruments or items of payment for deposit to the general account of Borrower or which are transmitted or turned over to Greyrock on account of the Obligations, except that Borrower may issue guarantees in the ordinary course of its business in an aggregate amount at any one time outstanding not to exceed $250,000);

  ++, except that Borrower may repurchase stock owned by employees, directors and consultants of Borrower pursuant to terms of employment, consulting or other stock restriction agreements at such time as any such employee, director or consultant terminates his or her affiliation with Borrower, provided that no Default or event of Default shall exist either immediately prior to or after giving effect to any such repurchase and provided that the aggregate purchase price so paid in any fiscal year shall not exceed $100,000;

  +++ The provisions of this Section 5.5 shall not prohibit (i) issuance by Borrower of common stock upon exercise of stock options, (ii) sale of shares of Borrower's capital stock for cash, (iii) issuance of convertible debentures subordinate in all respects to the

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Obligations pursuant to subordination provisions acceptable to Greyrock in its discretion, (iv) sale by Borrower of worn out or obsolete equipment not to exceed $100,000 in any fiscal year, (v) indebtedness for borrowed money existing on the date of this Agreement to the extent listed and described on Exhibit A hereto, (vi) Borrower from incurring indebtedness for or with respect to capital leases or for the purchase price of capital assets incurred in the ordinary course of business so long as the aggregate amount of indebtedness permitted by this clause (vi) shall not exceed $1,000,000 in any fiscal year, (vii) indebtedness of Borrower to subsidiaries incurred in the ordinary course of business and consistent with past practices, (viii) extensions, refinancings, modifications, amendments and restatements of any of the items of permitted indebtedness set forth above in this sentence, provided that the amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms upon Borrower, outside of the ordinary course of Borrower's business.

  ++++other than transactions permitted by the other provisions of this Section 5.5

  5.6 Litigation Cooperation. Should any third-party suit or proceeding be instituted by or against Greyrock with respect to any Collateral or in any manner relating to Borrower, Borrower shall, without expense to Greyrock, make available Borrower and its officers, employees and agents, and Borrower's books and records, without charge, to the extent that Greyrock may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

  5.7 Notification of Changes. Borrower will promptly notify Greyrock in writing of any change in its officers or directors, the opening of any new bank account or other deposit account, and any material adverse change in the business or financial affairs of Borrower.

  5.8 Investment Property. Upon the request of Greyrock, Borrower shall deliver to Greyrock all certificated securities included in Investment Property, with all necessary endorsements, and obtain such account control agreements with securities intermediaries and take such other action with respect to any Investment Property, as Greyrock shall request, in form and substance satisfactory to Greyrock. Borrower shall have the right to retain all Investment Property payments and distributions, unless and until a Default or an Event of Default has occurred. If a Default or an Event of Default exists, Borrower shall hold all payments on, and proceeds of, and distributions with respect to, Investment Property in trust for Greyrock, and Borrower shall deliver all such payments, proceeds and distributions to Greyrock, immediately upon receipt, in their original form, duly endorsed, to be applied to the Obligations in such order as Greyrock shall determine. Upon the request of Greyrock, any such distributions and payments with respect to any Investment Property held in any securities account shall be held and retained in such securities account as part of the Collateral.

  5.9 Further Assurances. Borrower agrees, at its expense, on request by Greyrock, to execute all documents and take all actions, as Greyrock may deem reasonably necessary or useful in order to perfect and maintain Greyrock's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

  5.10 Indemnity. Borrower hereby agrees to indemnify Greyrock and hold Greyrock harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including attorneys' fees), of every nature, character and description *, which Greyrock may sustain or incur based upon or arising out of any of the Obligations, any actual or alleged failure to collect and pay over any withholding or other tax relating to Borrower or its employees, any relationship or agreement between Greyrock and Borrower, any actual or alleged failure of Greyrock to comply with any writ of attachment or other legal process relating to Borrower or any of its property, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Greyrock relating to Borrower or the Obligations (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of Greyrock or any of its directors, officers, employees, agents, attorneys, or any other person affiliated with or representing Greyrock). Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

  * which are asserted by third parties (i.e., a Person other than Borrower),

6.  TERM.

  6.1 Maturity Date. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the Maturity Date); provided that the Maturity Date shall automatically be extended, and this Agreement shall automatically and continuously renew, for successive additional terms of one year each, unless one party gives written notice to the other, not less than sixty days prior to the next Maturity Date, that such party elects to terminate this Agreement effective on the next Maturity Date.

  6.2 Early Termination. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three business days after written notice of termination is given to Greyrock; or (ii) by Greyrock at any time after the occurrence of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrower or by Greyrock under this Section 6.2, Borrower shall pay to Greyrock a termination fee (the Termination Fee) in the amount shown on the Schedule. The Termination Fee shall be due and payable on the effective date of termination and thereafter shall bear

     Greyrock Capital                            Loan and Security Agreement
--------------------------------------------------------------------------------

interest at a rate equal to the highest rate applicable to any of the Obligations.

  6.3 Payment of Obligations. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding letters of credit issued based upon an application, guarantee, indemnity or similar agreement on the part of Greyrock, then on such date Borrower shall provide to Greyrock cash collateral in an amount equal to 110% of the face amount of all such letters of credit plus all interest, fees and costs due or (in Greyrock's estimation) likely to become due in connection therewith, to secure all of the Obligations relating to said letters of credit, pursuant to Greyrock's then standard form cash pledge agreement. Notwithstanding any termination of this Agreement, all of Greyrock's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the discretion of Greyrock, Greyrock may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Greyrock, nor shall any such termination relieve Borrower of any Obligation to Greyrock, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, Greyrock shall promptly deliver to Borrower termination statements, requests for reconveyances and such other documents as may be reasonably required to terminate Greyrock's security interests.

7.  EVENTS OF DEFAULT AND REMEDIES.

  7.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default under this Agreement, and Borrower shall give Greyrock immediate written notice thereof: (a) Any warranty, representation, statement, report or certificate made or delivered to Greyrock by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect; or (b) Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or
(c) the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit; or (d) Borrower shall fail to perform any non-monetary Obligation which by its nature cannot be cured; or (e) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within * business days after the date performance is due; or (f) any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within 10 days after the occurrence of the same; or (g) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or (h) Borrower breaches any material contract or obligation, which has or may reasonably be expected to have a material adverse effect on Borrower's business or financial condition; or (i) dissolution, termination of existence, insolvency or business failure of Borrower or any Guarantor; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower or any Guarantor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (j) the commencement of any proceeding against Borrower or any Guarantor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 45 days after the date commenced; or (k) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing; or (l) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or (m) Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits or terminates its subordination agreement; or (n) there shall be a change in the record or beneficial ownership of an aggregate of more than 20% of the outstanding shares of stock of Borrower, in one or more transactions, compared to the ownership of outstanding shares of stock of Borrower in effect on the date hereof, without the prior written consent of Greyrock; or (o) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (p) there shall be a material adverse change in Borrower's business or financial condition. Greyrock may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred.

  *10

  7.2 Remedies. Upon the occurrence and during the continuance of any Event of Default, and at any time thereafter, Greyrock, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower)*, may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other document or agreement; (b) Accelerate and declare all or

     Greyrock Capital                            Loan and Security Agreement
--------------------------------------------------------------------------------

any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Greyrock without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Greyrock deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Greyrock seek to take possession of any of the Collateral by Court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Greyrock retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to Greyrock at places designated by Greyrock which are reasonably convenient to Greyrock and Borrower, and to remove the Collateral to such locations as Greyrock may deem advisable;
(e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Greyrock shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (f) Collect, receive, dispose of and realize upon any Investment Property, including withdrawal of any and all funds from any securities accounts; (g) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Greyrock obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Greyrock shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as Greyrock deems reasonable, or on Greyrock's premises, or elsewhere and the Collateral need not be located at the place of disposition. Greyrock may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (h) Demand payment of, and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Greyrock to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Greyrock's sole discretion, to grant extensions of time to pay, compromise claims and settle Receivables, General Intangibles and the like for less than face value; and (i) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. Borrower recognizes that Greyrock may be unable to make a public sale of any or all of the Investment Property, by reasons of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Greyrock with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

  *except that, prior or concurrently with the taking of the first of any of the following actions, Greyrock shall give Borrower one general written notice stating that Greyrock is "proceeding to exercise its rights and remedies" or words to that effect

  7.3 Standards for Determining Commercial Reasonableness. Borrower and Greyrock agree that a sale or other disposition (collectively, sale) of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Borrower at least seven days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by Greyrock, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m; (v) Payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, Greyrock may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. Greyrock shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

  7.4 Power of Attorney. Upon the occurrence and during the continuance of any Event of Default, without limiting Greyrock's other rights and remedies, Borrower grants to Greyrock an irrevocable power of attorney coupled with an interest, authorizing and permitting Greyrock (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but Greyrock agrees to exercise the following powers in a commercially reasonable manner:

  Greyrock Capital                                 Loan and Security Agreement
--------------------------------------------------------------------------------

(a) Execute on behalf of Borrower any documents that Greyrock may, in its sole discretion, deem advisable in order to perfect and maintain Greyrock's security interest in the Collateral, or in order to exercise a right of Borrower or Greyrock, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements; (b) Execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Greyrock's Collateral or in which Greyrock has an interest; (c) Execute on behalf of Borrower, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Greyrock's possession; (e) Endorse all checks and other forms of remittances received by Greyrock; (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith;
(h) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both; (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Greyrock the same rights of access and other rights with respect thereto as Greyrock has under this Agreement; (k) Execute and deliver to any securities intermediary or other Person any entitlement order, account control agreement or other notice, document or instrument with respect to any Investment Property, and (l) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and reasonable attorneys' fees incurred by Greyrock with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall Greyrock's rights under the foregoing power of attorney or any of Greyrock's other rights under this Agreement be deemed to indicate that Greyrock is in control of the business, management or properties of Borrower.

     7.5 Application of Proceeds. All proceeds realized as the result of any sale or other disposition of the Collateral shall be applied by Greyrock first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Greyrock in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Greyrock shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Greyrock for any deficiency. If Greyrock, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Greyrock shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Greyrock of the cash therefor.

     7.6 Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, Greyrock shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Greyrock and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Greyrock of one or more of its rights or remedies shall not be deemed an election, nor bar Greyrock from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Greyrock to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

8. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

     Account Debtor means the obligor on a Receivable.
     --------------

     Affiliate means, with respect to any Person, a relative, partner,
     ---------
shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

     Agreement and this Agreement means this Loan and Security Agreement and all
     ---------     --------------
modifications and amendments thereto, extensions thereof, and replacements therefor.

     Business Day means a day on which Greyrock is open for business.
     ------------

     Code means the Uniform Commercial Code as adopted and in effect in the
     ----
State of California from time to time.

     Collateral has the meaning set forth in Section 2.1 above.
     ----------

     Default means any event which with notice or passage of time or both, would
     -------
constitute an Event of Default.

     Deposit Account has the meaning set forth in Section 9105 of the Code.
     ---------------

     Eligible Receivables means unconditional Receivables arising in the
     --------------------
ordinary course of Borrower's business from the completed sale of goods or rendition of

  Greyrock Capital                                 Loan and Security Agreement
--------------------------------------------------------------------------------

services, which Greyrock, in its sole judgment, shall deem eligible for borrowing, based on such considerations as Greyrock may from time to time deem appropriate.

     Equipment means all of Borrower's present and hereafter acquired machinery,
     ---------
molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

     Event of Default means any of the events set forth in Section 7.1 of this
     ----------------
Agreement.

     General Intangibles means all general intangibles of Borrower, whether now
     -------------------
owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Greyrock, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

     Guarantor means any Person who has guaranteed any of the Obligations.
     ---------

     Inventory means all of Borrower's now owned and hereafter acquired goods,
     ---------
merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including all raw materials, work in process, finished goods and goods in transit), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

     Investment Property means any and all investment property of Borrower,
     -------------------
including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and whether now existing or hereafter acquired or arising.

     Obligations means all present and future Loans, advances, debts,
     -----------
liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Greyrock, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Greyrock in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, audit fees, letter of credit fees, loan fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and Greyrock.

     Permitted Liens means the following: (i) purchase money security interests
     ---------------
in specific items of Equipment; (ii) leases of specific items of Equipment;
(iii) liens for taxes *; (iv) additional security interests and liens which are subordinate to the security interest in favor of Greyrock and are consented to in writing by Greyrock (which consent shall not be unreasonably withheld); (v) security interests being terminated substantially concurrently with this Agreement; (vi) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent; ** (vii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) *** above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (viii) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods. Greyrock will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Greyrock's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Greyrock, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

     *, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Greyrock's security interests

  Greyrock Capital                                 Loan and Security Agreement
--------------------------------------------------------------------------------

     **   more than 45 days or are being contested in good faith by appropriate proceedings, (vi-a) any judgment, attachment or similar lien, unless the judgment it secures is not fully covered by insurance and has not been discharged or execution thereof effectively stayed and bonded against pending appeal within 30 days of the entry thereof, provided that, if the judgment is not fully covered by insurance or execution thereof has not been so stayed and bonded, Greyrock shall not be required to make any Loans or otherwise extend credit to or for the benefit of Borrower; (vi-b) liens (1) upon or in any equipment acquired or to be acquired, held or leased by the Borrower to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or (2) existing on such equipment at the time of its acquisition or lease, provided that the lien is
                                                   --------
confined solely to the equipment so acquired and improvements thereon; (vi-c) liens securing reimbursement obligations of Borrower with respect to commercial letters of credit, provided that such encumbrances shall attach only to documents or other property relating to such letters of credit and products and proceeds thereof that are not Collateral under this Agreement subsequent to the delivery of such property to Borrower; (vi-d) liens which constitute rights of set-off of a customary nature or bankers' liens on amounts on deposit, whether arising by contract or by operation of law, in connection with arrangements entered into with depository institutions in the ordinary course of business; (vi-e) liens in existence on the date hereof and listed on Exhibit B hereto;

     ***  through (vi)

     Person means any individual, sole proprietorship, partnership, joint
     ------
venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

     Receivables means all of Borrower's now owned and hereafter acquired
     -----------
accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

     Other Terms. All accounting terms used in this Agreement, unless otherwise
     -----------
indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9.   GENERAL PROVISIONS.

     9.1 Interest Computation. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Greyrock (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by Greyrock on account of the Obligations three Business Days after receipt by Greyrock of immediately available funds. Greyrock shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Greyrock in its discretion, and Greyrock may charge Borrower's Loan account for the amount of any item of payment which is returned to Greyrock unpaid.

     9.2 Application of Payments. All payments with respect to the Obligations may be applied, and in Greyrock's sole discretion reversed and re-applied, to the Obligations, in such order and manner as Greyrock shall determine in its sole discretion.

     9.3 Charges to Account. Greyrock may, in its discretion, require that Borrower pay monetary Obligations in cash to Greyrock *, to Borrower's Loan account, in which event they will bear interest at the same rate applicable to the Loans.

     * if Borrower does not have Loans available to it hereunder in the amount of such Obligations; otherwise Greyrock shall charge monetary Obligations

     9.4 Monthly Accountings. Greyrock shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Greyrock), unless Borrower notifies Greyrock in writing to the contrary within sixty days after each account is rendered, describing the nature of any alleged errors or admissions.

     9.5 Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to Greyrock or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one business day following delivery to the private delivery service, or two business days following the deposit thereof in the United States mail, with postage prepaid.

     9.6 Severability. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the

  Greyrock Capital                                 Loan and Security Agreement
--------------------------------------------------------------------------------

remainder of this Agreement, which shall continue in full force and effect.

     9.7 Integration. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Greyrock and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

     9.8 Waivers. The failure of Greyrock at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Greyrock shall not waive or diminish any right of Greyrock later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to Greyrock shall be deemed to have been waived by any act or knowledge of Greyrock or its agents or employees, but only by a specific written waiver signed by an authorized officer of Greyrock and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Greyrock on which Borrower is or may in any way be liable, and notice of any action taken by Greyrock, unless expressly required by this Agreement.

     9.9 Amendment. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Greyrock.

     9.10 Time of Essence. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

     9.11 Attorneys Fees and Costs. Borrower shall reimburse Greyrock for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Greyrock, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Greyrock incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Greyrock's security interest in, the Collateral; and otherwise represent Greyrock in any litigation relating to Borrower. If either Greyrock or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which Greyrock may be entitled pursuant to this Paragraph shall immediately become part of Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

     9.12 Benefit of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Greyrock; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Greyrock, and any prohibited assignment shall be void. No consent by Greyrock to any assignment shall release Borrower from its liability for the Obligations.

     9.13 Joint and Several Liability. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

     9.14 Limitation of Actions. Any claim or cause of action by Borrower against Greyrock, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any other present or future document or agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Greyrock, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of Greyrock, or on any other person authorized to accept service on behalf of Greyrock, within thirty (30) days thereafter. Borrower agrees that such one-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Greyrock in its sole discretion. This provision shall survive any termination of this Loan Agreement or any other present or future agreement.

     9.15 Paragraph Headings; Construction. Paragraph headings are only used in this Agreement for convenience. Borrower and Greyrock acknowledge that the

  Greyrock Capital                                 Loan and Security Agreement
--------------------------------------------------------------------------------

headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including", whenever used in this Agreement, shall mean "including (but not limited to)". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Greyrock or Borrower under any rule of construction or otherwise.

     9.16 Governing Law; Jurisdiction; Venue. This Agreement and all acts and transactions hereunder and all rights and obligations of Greyrock and Borrower shall be governed by the laws of the State of California. As a material part of the consideration to Greyrock to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Greyrock's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Los Angeles County;
(ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding. *

     *9.16A Confidentiality. Greyrock covenants and agrees, on a continuing basis, to use reasonable efforts (but in no event less than the same degree of care that it exercises with respect to its own proprietary information of the same types) to maintain the confidentiality of and not to disclose to any person other than its officers, directors, attorneys and accountants, affiliates, participants, prospective participants, assignees and prospective assignees, and such other persons to whom Greyrock shall at any time be required to make such disclosure in accordance with applicable law, any and all proprietary, trade secret or confidential information provided to or received by Greyrock from or on account of Borrower or any affiliate of Borrower, including business plans and forecasts, non-public financial information, confidential or secret processes, formulae, devices or contractual information, customer lists, employee relation matters, and any other information the disclosure of which could reasonably be expected to have a material adverse impact on the business, finances or operations of Borrower or its affiliates, provided, however, the
                                                      --------  -------
foregoing provisions shall not be effective regarding the disposition of Collateral after an Event of Default.

     9.17 Mutual Waiver of Jury Trial. BORROWER AND GREYROCK EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN GREYROCK AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF GREYROCK OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH GREYROCK OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

     Borrower:

          INVENTA CORPORATION


          By   /s/ David A Lavanty
            ---------------------------------
               President or Vice President



     Greyrock:

          GREYROCK CAPITAL,
          a Division of Banc of America Commercial Finance Corporation


          By  /s/ Lisa Nagano
            ---------------------------------
          Title   LISA NAGANO
               ------------------------------
                  SR VICE PRESIDENT

[LOGO OF GREYROCK CAPITAL APPEARS HERE]

                                  Schedule to
                          Loan and Security Agreement

Borrower:  Inventa Corporation
Address:   255 Shoreline Drive, 2nd Floor
           Redwood Shores, California 94065

Date:      November 17, 1999

This Schedule is an integral part of the Loan and Security Agreement between Greyrock Capital, a Division of Banc of America Commercial Finance Corporation (Greyrock) and the above-borrower (Borrower) of even date.

================================================================================

1.   CREDIT LIMIT
     (Section 1.1): (a)  Credit Limit.  An amount not to exceed the sum of (1)
                         ------------
                    and (2) below:

                         (1) The unpaid principal balance of the $4,000,000 Term Loan being made concurrently herewith (the "Term Loan") outstanding from time to time; plus

                         (2)  The lesser of (A) or (B) below:

                              (A) $2,000,000 at any one time outstanding; or

                              (B) 80% of the amount of Borrower's Eligible
                              Receivables (as defined in Section 8 above).

                    (b)  Term Loan.
                         ---------

                         (1) The Term Loan shall be borrowed by Borrower and disbursed concurrently herewith and shall be due on the earlier of (i) November 30, 2000 (the "Term Loan Due Date"), or (ii) termination of this Agreement, or (iii) the date of the sale of all or a substantial part of the assets of the Borrower. An extension of the term of this Agreement, whether pursuant to Section 6.1 or otherwise, shall not extend the Term Loan Due Date. Nothing herein limits the provisions of Section 5.5 (which requires Greyrock's consent to the actions specified therein), or any of the other provisions of this Agreement.

                         (2) Accrued interest on the Term Loan shall be paid monthly on the last day of each month as provided in
                         Section 1.2 above.

  Greyrock Capital                     Schedule to Loan and Security Agreement
--------------------------------------------------------------------------------

                         (3) The Term Loan may not be repaid and reborrowed, and the Term Loan may not be prepaid.

================================================================================

2.   INTEREST.

       Interest Rate (Section 1.2):

                          A rate equal to the "Prime Rate" plus 2% per annum, calculated on the basis of a 360-day year for the actual number of days elapsed, provided that the interest rate in effect in each month shall not be less than 8% per annum, regardless of the amount of the Obligations outstanding. The interest rate applicable to all Loans shall be adjusted monthly as of the first day of each month, and the interest to be charged for each month shall be based on the highest "Prime Rate" in effect during said month. "Prime Rate" means the announced "Prime Rate" or the substitute therefor of the Bank of America N.A. (or its successor) whether or not that rate is the lowest interest rate charged by said bank. If the Prime Rate, as defined, is unavailable, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal on the first business day of the month, as the base rate on corporate loans at large U.S. money center commercial banks.

================================================================================

3.   FEES (Section 1.3/Section 6.2):

       Loan Fee:          $50,000, payable concurrently herewith.

       Termination Fee:   Not applicable.

       NSF Check Charge:  $15.00 per item.

       Wire Transfers:    $15.00 per transfer.

================================================================================

4.   MATURITY DATE
     (Section 6.1):       November 30, 2000, subject to automatic renewal as
                          provided in Section 6.1 above, and early termination as provided in Section 6.2 above.

================================================================================

5.   REPORTING.
     (Section 5.2):

                    Borrower shall provide Greyrock with the following:

                    1. Annual financial statements, as soon as available, and in any event within 90 days following the end of Borrower's fiscal year, certified by independent certified public accountants acceptable to Greyrock.

                    2. Quarterly unaudited financial statements, as soon as available, and in any event within 45 days after the end of each fiscal quarter of Borrower.

  Greyrock Capital                     Schedule to Loan and Security Agreement
--------------------------------------------------------------------------------

                    3. Monthly unaudited financial statements, as soon as available, and in any event within 30 days after the end of each month.

                    4. Monthly Receivable agings, aged by invoice date, within 10 days after the end of each month.

                    5. Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers within 10 days after the end of each month.

================================================================================

6.   BORROWER INFORMATION:

       Prior Names of
       Borrower
       (Section 3.2):    None

       Prior Trade
       Names of Borrower
       (Section 3.2):    None

       Existing Trade
       Names of Borrower
       (Section 3.2):    None

       Other Locations and
       Addresses (Section 3.3):    (1) 120 Albany Place, Suite 700, New
                                   Brunswick, NJ,

                                   (2) One Lincoln Centre, Suite 120 Oakbrook
                                   Terrace, IL,

                                   (3) 12030 Sunrise Valley Drive, Suite 322,
                                   Reston VA.

       Material Adverse
       Litigation (Section 3.10):  None

================================================================================

7.   OTHER COVENANTS:

                    (1) Warrants. The Borrower shall provide Greyrock with five-year warrants to purchase 160,000 shares of preferred stock of the Borrower, on the terms set forth in the Warrant to Purchase Stock and related documents being executed concurrently with this Agreement, at $2.50 per share. Such warrants shall contain such terms and provisions as Borrower and Greyrock shall agree. Said warrants shall be deemed fully earned on the date hereof, shall be in addition to all interest and other fees, and shall be non-refundable.

                    (2) Copyright Filings. Concurrently, Borrower is executing and delivering to Greyrock a Security Agreement in Copyrighted Works (the "Copyright Agreement"). As soon as reasonably possible, but in any event within 45 days after the date hereof, Borrower shall (i) duly file applications for copyright registration with the United States Copyright Office of all of Borrower's computer software, the licensing

  Greyrock Capital                     Schedule to Loan and Security Agreement
--------------------------------------------------------------------------------

                         of which results in Receivables, (ii) provide copies of all such copyright applications to Greyrock, and (iii) cooperate with Greyrock in causing the Copyright Agreement to be recorded in the United States Copyright Office.

Borrower:                              Greyrock:
 INVENTA CORPORATION                   GREYROCK CAPITAL,
                                       a Division of Banc of America Commercial
                                       Finance Corporation

 By  /s/ David A. Lavanty
    -------------------------------
      President or Vice President      By /s/ Lisa Nagano
                                         ---------------------------------------
                                       Title  LISA NAGANO
                                            ------------------------------------
                                              Sr. VICE PRESIDENT

                                   Exhibit A
                        Indebtedness for Borrowed Money
                    Existing on the Date of this Agreement
                                 (Section 5.5)

Financing provided by Silicon Valley Bank. See Tab No. 8 for amount.

                                   Exhibit B
                                Existing Liens
                                 (Section 5.5)

Liens shown on that certain UCC Search in the office of the California Secretary of State, with respect to Borrower, dated as of October 20, 1999, previously obtained by Greyrock (other than the security interest in favor of Silicon Valley Bank, which shall be terminated substantially concurrently herewith)

                                                                   EXHIBIT 10.12
                                                                       continued

                    SECURITY AGREEMENT IN COPYRIGHTED WORKS

     This Security Agreement In Copyrighted Works (this "Agreement") is made at Los Angeles, California as of November 17, 1999, is entered into between INVENTA CORPORATION, a California corporation ("Grantor"), which has a mailing address at 255 Shoreline Drive, 2nd Floor, Redwood Shores, California 94065, and GREYROCK CAPITAL, a Division of Banc of America Commercial Finance Corporation ("Greyrock"), which has a mailing address at 10880 Wilshire Blvd., Suite 1850, Los Angeles, CA 90024.

                                   RECITALS

     A. Greyrock is providing financing to Grantor pursuant to the Loan and Security Agreement of even date herewith between Greyrock and Grantor (as amended from time to time, the "Loan Agreement"). Pursuant to the Loan Agreement, Grantor has granted to Greyrock a security interest in all of Grantor's present and future assets, including without limitation all of Grantor's present and future general intangibles, and including without limitation the "Copyrights" (as defined below), to secure all of its present and future indebtedness, liabilities, guaranties and other obligations to Greyrock.

     B. To supplement Greyrock's rights in the Copyrights, Grantor is executing and delivering this Agreement.

     NOW, THEREFORE, for valuable consideration, Grantor agrees as follows:

     1.   Assignment.  To secure the complete and timely payment and performance
          ----------
of all "Obligations" (as defined in the Loan Agreement), and without limiting any other security interest Grantor has granted to Greyrock, Grantor hereby hypothecates to Greyrock and grants, assigns, and conveys to Greyrock a security interest in Grantor's entire right, title, and interest in and to all of the following, now owned and hereafter acquired (collectively, the "Collateral"):

          (a)  Registered Copyrights and Applications for Copyright
               ----------------------------------------------------
Registrations.  All of Grantor's present and future United States registered
-------------
copyrights and copyright registrations, including, without limitation, the registered copyrights listed in Schedule A to this Agreement (and including all
                                ----------
of the exclusive rights afforded a copyright registrant in the United States under 17 U.S.C. (S)106 and any exclusive rights which may in the future arise by act of Congress or otherwise) and all of Grantor's present and future applications for copyright registrations (including applications for copyright registrations of derivative works and compilations) (collectively, the "Registered Copyrights"), and any and all royalties, payments, and other amounts payable to Grantor in connection with the Registered Copyrights, together with all renewals and extensions of the Registered Copyrights, the right to recover for all past, present, and future infringements of the Registered Copyrights, and all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating the Registered Copyrights, and all other rights of every kind whatsoever accruing thereunder or pertaining thereto.

          (b)  Unregistered Copyrights.  All of Grantor's present and future
               -----------------------
copyrights which are not registered in the United States Copyright Office (the "Unregistered Copyrights"), whether now owned or hereafter acquired, including without limitation the Unregistered Copyrights listed in Schedule B to this
                                                         ----------
Agreement, and any and all royalties, payments, and other amounts payable to Grantor in connection with the Unregistered Copyrights, together with all renewals and extensions of the Unregistered Copyrights, the right to recover for all past, present, and future infringements of the Unregistered Copyrights, and all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating the Unregistered Copyrights, and all other rights of every kind whatsoever accruing thereunder or pertaining thereto. The Registered Copyrights and the Unregistered Copyrights collectively are referred to herein as the "Copyrights."

          (c)  Licenses.  All of Grantor's right, title and interest in and to
               --------
any and all present and future license agreements with respect to the Copyrights, including without limitation the license agreements listed in Schedule C to this Agreement (the "Licenses").
----------

          (d)  Accounts Receivable.  All present and future accounts, accounts
               -------------------
receivable and other rights to payment arising from, in connection with or relating to the Copyrights.

          (e)  Proceeds.  All cash and non-cash proceeds of any and all of the
               --------
foregoing.

     2.   Representations.  Grantor represents and warrants that:
          ---------------

          (a) Each of the Copyrights is valid and enforceable (except to the extent that the Unregistered Copyrights must be registered to be enforced);

          (b) Except for the security interest granted hereby and the non-exclusive licenses granted to Grantor's licensees with respect to the Copyrights in the ordinary course of business of Grantor, Grantor is (and upon creation of all future Copyrights, will be) the sole and exclusive owner of the entire and unencumbered right, title, and interest in and to each of the Copyrights and other Collateral, free and clear of any liens, charges, or encumbrances;

          (c) There is no pending claim that the use of any of the Copyrights does or may infringe upon or violate the rights of any third person nor does Grantor have knowledge of any pending or threatened infringement of any of the Copyrights by any third person.

          (d) Listed on Schedules A and B are all copyrights owned by Grantor, in which Grantor has an interest, or which are used in Grantor's business.

          (e) Listed on Schedule C are all Licenses to which Grantor is a party.

          (f) Each employee, agent and/or independent contractor who has participated in the creation of the property constituting the Collateral has either executed an assignment of his or her rights of authorship to Grantor or is an employee of Grantor acting within the scope of his or her employment and was such an employee at the time of said creation.

          (g) All of Grantor's present and future software, computer programs and other works of authorship subject to United States copyright protection, the sale, licensing or other disposition of which results in royalties receivable, license fees receivable, accounts receivable or other sums owing to Grantor (collectively, "Receivables"), have been and shall be registered with the United States Copyright Office prior to the date Grantor requests or accepts any loan from Greyrock with respect to such Receivables and prior to the date Grantor includes any such Receivables in any accounts receivable aging, borrowing base report or certificate or other similar report provided to Greyrock*, and Grantor shall provide to Greyrock copies of all such registrations promptly upon the receipt of the same.

*(except that Grantor shall have 45 days after the date hereof to duly file applications for registration of all of its present software with the United States Copyright Office (as provided in the Schedule to the Loan Agreement), and during such 45-day period, and thereafter provided that said applications duly proceed to registration, Grantor may request and accept loans with respect to Receivables arising from the licensing of such software)

     3.   Covenants.  Until all of the Obligations have been satisfied in full
          ---------
and the Loan Agreement has terminated:

          (a) Grantor shall not grant a security interest in any of the Copyrights or other Collateral to any other person and shall not enter into any agreement or take any action that is inconsistent with Grantor's obligations hereunder or Grantor's other Obligations or would impair Greyrock's rights, under this Agreement or otherwise, without Greyrock's prior written consent.

          (b)  Grantor shall ensure that each use of the Copyrights described in
Section 1 of this Agreement carries a complete and accurate copyright notice.

          (c) Grantor shall use its best efforts to preserve and defend Grantor's rights in the Copyrights unless Grantor, with the concurrence of Greyrock, reasonably determines that a Copyright is not worth preserving or defending.

          (d) Grantor shall undertake all reasonable measures to cause its employees, agents and independent contractors to assign to Grantor all rights of authorship to any copyrighted material in which Grantor has or may subsequently acquire any right or interest.

     4.   License Rights.  Grantor may license or sublicense the Copyrights
          --------------
only in the ordinary course of business and only on a non-exclusive basis, and only to the extent of Grantor's rights and subject to Greyrock's security interest and Grantor's obligations under this Agreement.

     5.   Greyrock May Supplement.  Grantor authorizes Greyrock to modify this
          -----------------------
Agreement by amending Schedule A or B to include any future copyrights to be included in the Copyrights. Grantor shall from time to time update the lists of Registered Copyrights and Unregistered Copyrights on Schedules A and B and lists of License Agreements on Schedule C as Grantor obtains or acquires copyrights or grants or obtains licenses in the future. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedules A or B or C shall in any way affect, invalidate or detract from Greyrock's continuing security interest in all Copyrights, whether or not listed on Schedule A or B and all license agreements whether or not listed on Schedule C.

     6.   Default.  Upon an Event of Default (as defined in the Loan Agreement)
          -------
Greyrock shall have, in addition to all of its other rights and remedies under the Loan Agreement, all rights and remedies of a secured party under the Uniform Commercial Code (as enacted in any jurisdiction in which the Copyrights or other Collateral are located or deemed to be located) or other applicable law. Upon occurrence of an Event of Default, Grantor shall, upon request of Greyrock, give written notice to all parties to the Licenses that all payments thereunder shall be made to Greyrock, and Greyrock may itself give such notice.

     7.   Fees and Expenses.  On demand by Greyrock, without limiting any of the
          -----------------
terms of the Loan Agreement, Grantor shall pay all reasonable fees, costs, and expenses (including without limitation reasonable attorneys' fees and legal expenses) incurred by Greyrock in connection with (a) preparing this Agreement and all other documents relating to this Agreement, (b) consummating this transaction, (c) filing or recording any documents (including all taxes in connection therewith) in public offices; and (d) paying or discharging any taxes, counsel fees, maintenance fees, encumbrances, or other amounts in connection with protecting, maintaining, or preserving the Copyrights or defending or prosecuting any actions or proceedings arising out of or related to the Copyrights.

     8.   Greyrock's Rights.  In the event that Grantor fails to use its best
          -----------------
efforts to preserve and defend Grantor's rights in the Copyrights (except as permitted by paragraph 3(c) hereof) within a reasonable period of time after learning of the existence of any actual or threatened infringement thereof, upon twenty (20) days prior written notice to Grantor, Greyrock shall have the right, but shall in no way be obligated to, bring suit or take any other action, in its own name or in Grantor's name, to enforce or preserve Greyrock's or Grantor's rights in the Copyrights.

Grantor shall at the request of Greyrock and at Grantor's expense do any lawful acts and execute any documents requested by Greyrock to assist with such enforcement. In the event Grantor has not taken action to enforce or preserve Greyrock's and Grantor's rights in the Copyrights and Greyrock thereupon takes such action, Grantor, upon demand, shall promptly reimburse and indemnify Greyrock for all costs and expenses incurred in the exercise of Greyrock's or Grantor's rights under this Section 8.

     9.   No Waiver.  No course of dealing between Grantor and Greyrock, nor
          ---------
any failure to exercise nor any delay in exercising, on the part of Greyrock, any right, power, or privilege under this Agreement or under the Loan Agreement or any other agreement, shall operate as a waiver. No single or partial exercise of any right, power, or privilege under this Agreement or under the Loan Agreement or any other agreement by Greyrock shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege by Greyrock.

     10.  Rights Are Cumulative.  All of Greyrock's rights and remedies with
          ---------------------
respect to the Copyrights and other Collateral whether established by this Agreement, the Loan Agreement, or any other documents or agreements, or by law shall be cumulative and may be exercised concurrently or in any order.

     11.  Copyright Office.  At the request of Greyrock, Grantor shall execute
          ----------------
any further documents necessary or appropriate to create and perfect Greyrock's security interest in the Copyrights, including without limitation any documents for filing with the United States Copyright Office and/or any applicable state office. Greyrock may record this Agreement, an abstract thereof, or any other document describing Greyrock's interest in the Copyrights with the United States Copyright Office, at the expense of Grantor.

     12.  Indemnity.  Grantor shall protect, defend, indemnify, and hold
          ---------
harmless Greyrock and Greyrock's assigns from all liabilities, losses, and costs (including without limitation reasonable attorneys' fees) incurred or imposed on Greyrock relating to the matters in this Agreement, including, without limitation, in connection with Greyrock's defense of any infringement action brought by a third party against Greyrock.

     13.  Severability.  The provisions of this Agreement are severable. If any
          ------------
provision of this Agreement is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such provision, or part thereof, in such jurisdiction, and shall not in any manner affect such provision or part thereof in any other jurisdiction, or any other provision of this Agreement in any jurisdiction.

     14.  Amendments; Entire Agreement.  This Agreement is subject to
          ----------------------------
modification only by a writing signed by the parties, except as provided in
Section 5 of this Agreement. To the extent that any provision of this Agreement conflicts with any provision of the Loan Agreement, the provision giving Greyrock greater rights or remedies shall govern, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to Greyrock under the Loan Agreement. This Agreement, the Loan Agreement, and the documents relating thereto comprise the entire agreement of the parties with respect to the matters addressed in this Agreement.

     15.  Further Assurances.  At Greyrock's request, Grantor shall execute and
          ------------------
deliver to Greyrock any further instruments or documentation, and perform any acts, that may be reasonably necessary or appropriate to implement this Agreement, the Loan Agreement or any other agreement, and the documents relating thereto, including without limitation any instrument or documentation reasonably necessary or appropriate to create, maintain, perfect, or effectuate Greyrock's security interests in the Copyrights or other Collateral.

     16.  Release.  At such time as Grantor shall completely satisfy all of the
          -------
Obligations and the Loan Agreement shall be terminated, Greyrock shall execute and deliver to Grantor all assignments and other instruments as may be reasonably necessary or proper to terminate Greyrock's security interest in the Copyrights, subject to any disposition of the Copyrights which may have been made by Greyrock pursuant to this Agreement. For the purpose of this Agreement, the Obligations shall be deemed to continue if Grantor enters into any bankruptcy or similar proceeding at a time when any amount paid to Greyrock could be ordered to be repaid as a preference or pursuant to a similar theory, and shall continue until it is finally determined that no such repayment can be ordered.

     17.  True and Lawful Attorney.  Grantor hereby appoints Greyrock as
          ------------------------
Grantor's true and lawful attorney, with full power of substitution, to do any or all of the following, in the name, place and stead of Grantor: (a) execute an abstract of this Agreement or any other document describing Greyrock's interest in the Copyrights, for filing with the United States Copyright Office;
(b) execute any modification of this Agreement pursuant to Section 5 of this Agreement; and (c) following an Event of Default (as defined in the Loan Agreement) execute any assignments, notices or transfer documents for purposes of transferring title or right to receive any of the Copyrights or other Collateral to any person, including without limitation Greyrock.

     18.  Successors.  The benefits and burdens of this Agreement shall inure to
          ----------
the benefit of and be binding upon the respective successors and permitted assigns of the parties; provided that Grantor may not transfer any of the Collateral or any rights hereunder, without the prior written consent of Greyrock, except as specifically permitted hereby.

     19.  Governing Law.  The validity and interpretation of this Agreement and
          -------------
the rights and obligations of the parties shall be governed by the laws of the State of California, excluding its conflict of law rules to the extent such rules would apply the law of another jurisdiction, and the United States.

     20.  Waiver of Right to Jury Trial.  Greyrock and Grantor each hereby waive
          -----------------------------
the right to trial by jury in any action or proceeding based upon, arising out of, or in any way relating to: (i) this Agreement; or (ii) any other present or future instrument or agreement between Greyrock and Grantor; or (iii) any conduct, acts or omissions of Greyrock or Grantor or any of their directors, officers, employees, agents, attorneys or any other persons affiliated with Greyrock or Grantor; in each of the foregoing cases, whether sounding in contract or tort or otherwise.

     WITNESS the execution hereof as of the date first written above.


                                          Grantor:


                                          Inventa Corporation


                                          By:    /s/ David A. Lavanty
                                              --------------------------------
                                          Name (please print):

                                                 David A. Lavanty
                                          ------------------------------------
                                          Title: President & CEO
                                                ------------------------------
                                          Chairman of the Board, President, or
                                          Vice President

Accepted.

Greyrock:

GREYROCK CAPITAL,
a Division of Banc of America Commercial Finance Corporation


By: /s/ Lisa Nagano
   ------------------------
Name (please print):

    LISA NAGANO
---------------------------
Title: SR. VICE PRESIDENT

                                  Schedule A
                                      to
                    Security Agreement in Copyrighted Works


                              Inventa Corporation

                             Registered Copyrights


U.S. Copyrights
---------------
                                   REGISTRATION                DATE
      TITLE OF WORK/YEAR OF           NUMBER                OF ISSUANCE
      ----------------------          ------                -----------
            CREATION
            --------

                                  Schedule B
                                      to
                    Security Agreement in Copyrighted Works


                              Inventa Corporation

                            Unregistered Copyrights
                  (Where No Copyright Application Is Pending)

Copyright Description
---------------------

See attached list of software applications.

                                  Schedule C
                                      to
                    Security Agreement in Copyrighted Works


                              Inventa Corporation

                               License Agreements